POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I,

Gurminder S. Bedi, located at 1010 Seagrove Lane  BH-1, Siesta Key,
Florida
34242, do hereby nominate, constitute and appoint Thomas M.
Costello, Jr.,
Daniel S. Follis or Terri Trainor Clark, with offices at
One Campus
Martius, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my
name to any and all
documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware Corporation.


In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF,
I have here unto set my
hand this 2nd day of November, 2005.

In
presence of


/s/						/s/
Michelle Newton				Gurminder S. Bedi


Witness					Signature
Subscribed and sworn to before me
This 2nd
day
of November, 2005



/s/
Donna M. Duane
Notary
Public
Acting
in Wayne County,
State of Michigan

My
Commission expires: Aug. 1,
2012